UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 27, 2011

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[      ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  [      ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                  [      ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 27, 2011, the Board of Directors (the “Board”) of Bel Fuse Inc. (the “Company”), upon the recommendation of the Nominating Committee of the Board, elected Mark B. Segall, 49, to serve as a director of the Company.  Mr. Segall’s election to the Board is effective July 27, 2011. Mr. Segall was appointed to the class of directors whose terms expire at the 2012 annual meeting of shareholders.  Accordingly, it is anticipated that Mr. Segall will stand for election for a three year term at the 2012 annual meeting. Mr. Segall has not been appointed to any board committees, and there are no current plans for him to serve on any of such committees. There is no arrangement or understanding between Mr. Segall and any other person pursuant to which Mr. Segall was selected as a director of the Company. Mr. Segall does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party. Mr. Segall fills a newly created vacancy on the Board and completes the size of the Board at eight members.

Mr. Segall is the Senior Managing Director of Kidron Corporate Advisors LLC, a New York based mergers and acquisitions corporate advisory boutique serving emerging growth companies primarily in the technology, media and financial services sectors, which he founded in 2003.  He is also the CEO of Kidron Capital Advisors LLC, a registered broker dealer.  Prior to founding Kidron, Mr. Segall was the Co-Chief Executive Officer at Investec, Inc., the United States investment banking operation of the Investec Group, a South African based specialist bank.  He also served as head of investment banking and general counsel at Investec Inc.  Previously, he was a partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP, where he specialized in cross-border mergers and acquisitions and capital markets activities.

Mr. Segall has been a director of various public company boards including Integrated Asset Management plc, since 2000, Ronson Europe N.V., since 2008, where he was recently appointed Chairman, and Temco Service Industries, Inc. since February 2011. He also served as a director and was chairman of the finance committee of Answers Corporation, and as a director of the Spectrum Group, Cogo Group Inc. and Siliconix Inc.

Mr. Segall received an AB in History from Columbia University and a JD from New York University Law School.

On August 1, 2011, the Company issued a press release announcing Mr. Segall’s appointment to the Board. A copy of the press release is included with this Form 8-K as Exhibit 99.1.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

As described in Item 5.02 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

99.1   Press Release of Bel Fuse Inc. dated August 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2011	BEL FUSE INC.
(Registrant)

By:	/s/ Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 1, 2011 issued by the Company.